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                                                                   EXHIBIT 10.63


                               SECOND AMENDMENT TO
                     EXECUTIVE OFFICER EMPLOYMENT AGREEMENT

      This Second Amendment to Executive Officer Employment Agreement ("Second Amendment") is made effective as of September 15, 2003 by and between CALLAWAY GOLF COMPANY, a Delaware corporation (the "Company") and PATRICE HUTIN ("Employee").

      A. The Company and Employee are parties to that certain Executive Officer Employment Agreement entered into as of November 6, 2002, as amended by the First Amendment entered into as of March 1, 2003 (as amended, the "Agreement").

      B. The Company and Employee desire to amend the Agreement pursuant to
Section 15 of the Agreement, in the manner set forth herein.

      NOW, THEREFORE, in consideration of the foregoing and other consideration, the value and sufficiency of which are hereby acknowledged, the Company and Employee hereby agree as follows:

      1. Section 2(a) of the Agreement is amended to read as follows:

            "(a) Effective September 15, 2003, Employee shall serve as President & Chief Operating Officer of the Company. Employee's duties shall be the usual and customary duties of the offices in which Employee serves. Employee shall report to such person as the Chief Executive Officer shall designate. The Board of Directors and/or the Chief Executive Officer of the Company may change Employee's title, position and/or duties at any time."

      2. Section 4(a) of the Agreement is amended to read as follows:

            "(a) Effective September 15, 2003, the Company agrees to pay Employee a base salary at the rate of $550,000.00 per year, payable in equal increments in accordance with the Company's current pay schedule."

      3. But for the amendments contained herein, and any other written amendments properly executed by the parties, the Agreement shall otherwise remain unchanged.

      4. This Second Amendment is subject to the approval of the Board of Directors of the Company or appropriate committee thereof.

      IN WITNESS WHEREOF, the parties have executed this Second Amendment on the dates set forth below, to be effective as of the date first written above.

EMPLOYEE                                      COMPANY

                                              Callaway Golf Company,
                                              a Delaware corporation


/s/ PATRICE HUTIN/                        By: /s/ RONALD A. DRAPEAU/
----------------------------                  ---------------------------
Patrice Hutin                                  Ronald A. Drapeau
                                               Chairman of the Board and Chief
                                               Executive Officer

Dated:      09/23/03                           Dated:      9/23/03
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